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                                                                   Exhibit 20.2

                             AFCO CREDIT CORPORATION

                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST

         The undersigned, a duly authorized representative of AFCO Credit Corporation ("AFCO"), as Servicer, pursuant to the Pooling and Servicing Agreement dated as of June 15, 2001 (as may be amended and supplemented from time to time, the "Agreement"), among Mellon Premium Finance Loan Owner Trust, as Transferor, AFCO Credit Corporation, as Servicer, AFCO Acceptance Corporation, as Servicer, Premium Financing Specialists, Inc., as Back-up Servicer, Premium Financing Specialists of California, Inc., as Back-up Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee, does hereby certify that:

         1. AFCO is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

         2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

         3. A review of the activities of Servicer during the fiscal year ending December 31, 2001, and of its performance under the Agreement was conducted under my supervision.

         4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 15th day of March, 2002.



                                    AFCO CREDIT CORPORATION, as Servicer



                                    By:  /s/ C. Leonard O'Connell
                                        ---------------------------------------
                                        Name: C. Leonard O'Connell
                                        Title: Senior Vice President, Treasurer
                                               and Chief Financial Officer